                                                                     EXHIBIT 2.1

                                                                  Execution Copy



                         AGREEMENT AND PLAN OF MERGER

                         DATED AS OF AUGUST 11, 2000,

                                     among

                PREMIER CONSTRUCTION PRODUCTS STATUTORY TRUST,

                PREMIER CONSTRUCTION PRODUCTS ACQUISITION CORP.

                                      and

                          REPUBLIC GROUP INCORPORATED

                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of August 11, 2000, is among PREMIER CONSTRUCTION PRODUCTS STATUTORY TRUST, a statutory trust ("the Trust"), PREMIER CONSTRUCTION PRODUCTS ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of the Trust ("Acquisition Sub"), and REPUBLIC GROUP INCORPORATED, a Delaware corporation (the "Company").

                                   RECITALS:

     WHEREAS, the trustees of the Trust and the Boards of Directors of Acquisition Sub and the Company have approved the merger (the "Merger") of Acquisition Sub with and into the Company upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $1.00 per share (other than shares owned by the Company and other than Dissenting Shares (as defined in Section 2.1(d)) and the associated Right (as defined herein) ("Company Common Stock"; shares of Company Common Stock being hereinafter collectively referred to as the "Shares") will be converted into the right to receive in cash $19.00 per Share, without interest; and

     WHEREAS, the trustees of the Trust and the respective Boards of Directors of Acquisition Sub and the Company have each approved and adopted this Agreement and the Merger upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Trust and Acquisition Sub have agreed to cause the Letter of Credit (as defined below) to be issued on the date hereof as set forth in
Section 7.2(b) and have delivered same to the Company; and

     WHEREAS, the Company's Board of Directors has unanimously determined that the consideration to be paid for each Share in the Merger is fair to the holders of such Shares and recommends that the holders of such Shares approve and adopt this Agreement, the Merger and the other transactions contemplated hereby; and

     WHEREAS, as an inducement to the willingness of each of the Trust and Acquisition Sub to enter into this Agreement, each of the Company's executive officers and directors (collectively, the "Officers and Directors") have entered into an agreement with the Trust and Acquisition Sub (individually, a "Stockholder Agreement" and collectively, the "Stockholders Agreements") pursuant to which each such person (and any entity controlled by such person) has agreed, among other things, (i) to vote their Shares for approval and adoption of this Agreement and the transactions contemplated hereby at the Company Stockholder Meeting (as defined below), (ii) to grant a proxy to certain designated persons to so vote their Shares and (iii) to certain restrictions on the transfer of their Shares; and

     WHEREAS, the Trust, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                  THE MERGER

Section 1.1    The Merger.
               ----------

     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.3) Acquisition Sub shall be merged with and into the Company and the separate corporate existence of Acquisition Sub shall cease. The Company shall continue as the surviving corporation (the "Surviving Corporation") and shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions and disabilities, of the Company and Acquisition Sub in accordance with the DGCL.

Section 1.2    Closing.
               -------

     Subject to the provisions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 6, at the offices of Andrews & Kurth L.L.P., 4200 Chase Tower, Houston, Texas 77002, unless another time, date or place is agreed to in writing by the parties hereto.

Section 1.3    Effective Time.
               --------------

     Subject to the provisions of this Agreement, on the Closing Date, the Company and Acquisition Sub shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent time as the Trust and the Company shall agree and as is specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

Section 1.4    Effects of the Merger.
               ---------------------

     The Merger shall have the effects specified in Section 259 of the DGCL.

Section 1.5    Certificate of Incorporation and By-laws.
               ----------------------------------------

     (a) The certificate of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that (i) the name of the Surviving Corporation shall continue to be Republic Group Incorporated and (ii) the terms of Article TENTH of the Company's Second Restated Certificate of Incorporation shall be included in the certificate of incorporation of the Surviving Corporation (and shall supersede and replace in its entirety any provision in the certificate of incorporation of Acquisition Sub with respect to indemnification of directors or officers or former directors or officers).

     (b) The by-laws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that at the Effective Time
               Article VI of the Company's by-laws shall replace the provision(s), if any, on indemnification included in the by-laws of Acquisition Sub.

Section 1.6    Directors.
               ---------

     From and after the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Each of the members of the Board of Directors of the Company shall tender his resignation to be effective immediately at the Effective Time.

Section 1.7    Officers.
               --------

     From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE 2

                          EFFECT OF THE MERGER ON THE
                 CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

Section 2.1    Effect on Capital Stock.
               -----------------------

     As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock:

     (a)       Capital Stock of Acquisition Sub.  Each issued and outstanding
               --------------------------------
               share of capital stock of Acquisition Sub shall be converted into and become one fully paid and non-assessable share of Common Stock of the Surviving Corporation with the same rights, powers and privileges as the share so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (b)       Cancellation of Treasury Stock.  Each share of Company Common
               ------------------------------
               Stock owned by the Company or any subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c)       Conversion of Company Common Stock.  Except as otherwise provided
               ----------------------------------
               herein, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be cancelled and automatically converted into the right to receive $19.00 in cash, without interest, from the Trust or, in accordance with Section 2.1(f), the Surviving Corporation.

     (d)       Shares of Dissenting Stockholders. Notwithstanding anything in
               ---------------------------------
               this Agreement to the contrary but only to the extent required by the DGCL, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and held by a person (a "Dissenting Stockholder") who shall not have voted to approve and adopt this Agreement or consented thereto in writing and who shall have complied with all of the provisions of the DGCL to dissent from the Merger and to demand appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in Section 2.1(c), unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal, but shall instead become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the DGCL. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or otherwise loses his right to appraisal, then such Dissenting Stockholder's shares of Company Common Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement and shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive for each such share the amount in cash, without interest, that a holder of a share (a "Nondissenting Share") of Company Common Stock who had not demanded appraisal would have received with respect to such Nondissenting Share. The Company shall give Acquisition Sub (i) prompt notice of any demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Acquisition Sub, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands, or agree or commit to do any of the foregoing.

     (e)       Cancellation of Company Common Stock.  As of the Effective Time,
               ------------------------------------
               all shares of Company Common Stock outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the amount per Share specified in Section 2.1(c) upon surrender of such Certificate in accordance with Section 2.2, without interest, or, in the case of Dissenting Stockholders, if any, the rights, if any, accorded under Section 262 of the DGCL.

Section 2.2    Exchange of Certificates.
               ------------------------

     (a) Prior to the mailing of the Proxy Statement (as defined in Section 3.1(d)), the Trust shall enter into an agreement with a bank or trust company mutually acceptable to the Company and the Trust, to act as Paying Agent (the "Paying Agent") for the payment of the amount per share specified in Section 2.1(c).

     (b)       Stock Options.
               -------------

               (i) At or immediately prior to the Effective Time, each employee or director stock option to purchase Company Common Shares outstanding under any stock option or compensation plan or arrangement of the Company shall be cancelled, and the Company or the Surviving Corporation shall pay each holder of any such option at or promptly after the Effective Time for each such option an amount in cash determined by multiplying (A) the excess, if any, of $19.00 over the applicable exercise price of such option by (B) the number of shares of Company Common Stock such holder could have purchased (assuming full vesting and exercisability of all options) had such holder exercised such option in full immediately prior to the Effective Time.

               (ii) Prior to the Effective Time, the Company shall (A) use its best efforts to obtain any consents from holders of options to purchase Company Common Stock granted under the Company's stock option or compensation plans or arrangements and (B) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clauses (A) or (B), are necessary to give effect to the transactions contemplated by part (b)(i) of this Section. Notwithstanding any other provision of this Section, payment may be withheld in respect of any employee stock option until such necessary consents are obtained. Except as provided in part (b)(i) of this Section 2.2, the Company shall not make any payment in respect of or in connection with the cancellation of any stock option.

     (c)       Deposit with the Paying Agent. Promptly after the Effective Time,
               -----------------------------
               the Trust shall deposit with the Paying Agent, for the benefit of the holders of shares of Company Common Stock, for payment through the Paying Agent, cash in such amounts and at times necessary for the prompt payment of the per Share amount specified in Section 2.1(c) (such cash being hereinafter referred to as the "Exchange Fund") pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock upon surrender of Certificates therefor.

     (d)       Exchange Procedures.  As soon as reasonably practical after the
               -------------------
               Effective Time, the Paying Agent shall mail to each holder of record of a Certificate or Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of such Certificates to the Paying Agent, and which letter shall be in such form and have such other provisions as the Trust and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the amount per Share specified in Section 2.1(c). Upon surrender of such a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Trust, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor cash which such holder has the right to receive pursuant to this Article 2, and the Certificate so surrendered shall forthwith be cancelled. Upon a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, cash may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such cash to be paid shall (i) have paid any transfer or other Taxes (as defined in Section 3.1(m)) required by reason of the payment of cash to a person other than the registered holder of such Certificate or (ii) establish to the satisfaction of the Trust that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(d), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount per Share specified in Section 2.1(c) which the holder thereof has the right to receive in respect of such Certificate pursuant to the other provisions of this Article 2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
               Article 2. The Trust shall pay the charges and expenses of the Paying Agent and of such other agent or agents as it may appoint.

     (e)       No Further Ownership Rights in Company Common Stock.  All
               ---------------------------------------------------
               cash paid shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and as of the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, then they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by law.

     (f)       Termination of Exchange Fund.  Any portion of the Exchange Fund
               ----------------------------
               that remains undistributed to the holders of the Certificates for nine months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of the cash amount per Share due pursuant to this Article
               2. Any amounts remaining
               unclaimed by holders of Company Common Stock three years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto. Any cash amounts made available to the Paying Agent pursuant to Section 2.2(c) (or otherwise constituting a part of the Exchange Fund) to pay for shares of Company Common Stock constituting Dissenting Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation upon demand.

     (g)       No Liability.  Notwithstanding any other provision of this
               ------------
               Agreement, none of the Trust, the Company or the Paying Agent shall be liable to any person in respect of any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h)       Investment of Exchange Fund.  The Paying Agent shall invest any
               ---------------------------
               cash included in the Exchange Fund, as directed by the Trust, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Trust.

     (i)       Lost Certificates.  If any Certificate shall have been lost,
               -----------------
               stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the amount per share to be paid pursuant to Section 2.1(c) in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Agreement.

     (j)       Withholding Rights.  Each of the Trust, the Surviving Corporation
               ------------------
               and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to a holder of shares of Company Common Stock such amounts as the Trust, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to such consideration under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of Federal, state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Trust, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Trust, the Surviving Corporation or the Paying Agent, as the case may be.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties of the Company.
               ---------------------------------------------

     Except as set forth with respect to an identified representation and warranty on the Disclosure Schedule delivered by the Company to the Trust at the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to the Trust and Acquisition Sub as follows:

     (a)       Organization, Standing and Corporate Power. The Company is a
               ------------------------------------------
               corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect (as defined in Section 9.3) on the Company. The Company has heretofore made available to the Trust true and correct copies of the certificate of incorporation and by-laws of the Company, as currently in effect.

     (b)       Subsidiaries.  The Company Disclosure Schedule sets forth a true
               ------------
               and complete list of each subsidiary of the Company and its respective jurisdiction of incorporation. Each such subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each such subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, mortgages, liens, charges, encumbrances, adverse claims and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, limited liability company, partnership, joint venture or other entity.

     (c)       Capital Structure.  The authorized capital stock of the Company
               -----------------
               consists of 35,000,000 shares of Company Common Stock, par value $1.00 per share, and 487,410 shares of Preferred Stock, without par value. At the close of business on

               August 9, 2000, (i) 11,846,837 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 1,811,307 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1989 Long-Term Incentive Plan (as amended effective August 16, 1996), the Company's Non-Employee Director Stock Option Plan, the Company's Employee Stock Purchase Plan and the Company's Dividend Reinvestment Plan (collectively, the "Company Stock Plans"), (iv) employee and director stock options to purchase an aggregate of 600,843 shares of Company Common Stock ("Outstanding Stock Options") were outstanding, (v) rights (the "Rights") to purchase shares of Company Common Stock (and in certain instances to receive fractional shares of Preferred Stock of the Company in lieu of shares of Company Common Stock) issuable pursuant to the Amended and Restated Rights Agreement dated September 19, 1996 (as amended from time to time, the "Rights Agreement") between the Company and UMB Bank, N.A., as rights agent, were outstanding and (vi) 47,250 shares of Series C Junior Participating Preferred Stock, constituting a series of Preferred Stock, have been designated and authorized for issuance pursuant to the Rights Agreement, but no shares of Preferred Stock were outstanding. Except as set forth above, and for changes since the close of business on August 9, 2000 resulting from the exercise or vesting of employee and director stock options outstanding on such date, (i) no shares of capital stock or other voting securities, of or ownership interests in the Company were issued, reserved for issuance or outstanding, (ii) there were no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities and (iii) there were no outstanding stock appreciation rights, stock options or rights to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares issuable upon exercise of outstanding employee or director stock options will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. There are no notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except for the Company's Dividend Reinstatement Plan and Employee Stock Purchase Plan, as to which purchases of Shares shall have been suspended pursuant to Section 4.1(d) hereof, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings to which the Company or any of its subsidiaries was a party or by which any of them was bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. There are no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

     (d)       Authority;  Noncontravention.  The Company has all requisite
               ----------------------------
               corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.1(n)), to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the approval and adoption of this Agreement, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement and the Stockholders Agreements do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement and the Stockholders Agreements will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of the Stockholders Agreements by the Officers and Directors or of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Stockholders Meeting (such proxy statement (as provided for in Section 5.1(a)), as amended or supplemented from time to time, being the "Proxy

               Statement"), and (B) such reports under Section 13(a), 13(d) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with the Stockholders Agreements and this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (4) such filings as are listed on Schedule 3.1(d) of the Company Disclosure Schedule; and
               (5) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure to make or obtain which would not reasonably be expected to have a material adverse effect on the Company.

     (e)       SEC Documents.  The Company has filed all required reports,
               -------------
               schedules, forms, statements and other documents with the SEC since July 1, 1997 (the "SEC Documents"). As of their respective dates, the SEC Documents complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document, none of the SEC Documents contains, and no SEC Documents filed after the date of this Agreement and prior to the Effective Time will contain, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (including, in each case, any notes thereto) comply or will comply as to form in all material respects with applicable accounting requirements of the SEC with respect thereto, have been prepared or will be prepared in accordance with generally accepted accounting principles as in effect at the time of application thereof ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and other SEC rules and regulations) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects, or will fairly present in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (f)       Other Financial Statements.  The consolidated financial
               --------------------------
               statements as of and for the year ended June 30, 2000 furnished by the Company to the Trust and Acquisition Sub, which consist of a balance sheet as of such date (the "Company Balance Sheet") and a statement of operations and a statement of cash flows for the year then ended (including the notes thereto), and the report of Arthur Andersen LLP with respect thereto, was prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the period then ended.

     (g)       No Undisclosed Material Liabilities.  At the date of this
               -----------------------------------
               Agreement, there are no liabilities or obligations of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities or obligations disclosed in or reserved against in the Company Balance Sheet, (ii) liabilities and obligations of a type not required to be disclosed in or reserved against in the Company Balance Sheet that are (A) referred to in the Company's Annual Report on Form 10-K for the year ended June 30, 1999 or any SEC Documents filed thereafter (including obligations under agreements, plans and other documents filed therewith or incorporated by reference therein) or (B) contained in the Disclosure Schedule, and (iii) liabilities or obligations incurred in the ordinary course of business consistent with past practice that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

     (h)       Information Supplied.  None of the information included or
               --------------------
               incorporated by reference in any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, including in the Proxy Statement will, the respective times such documents are filed or are first published, sent or given to stockholders, and also, in the case of the Proxy Statement, at the date such document is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Proxy Statement and any such information statement will comply at all relevant times in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied to the Company by the Trust or Acquisition Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement.

     (i)       Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
               Company Disclosure Schedule and the SEC Documents filed and publicly available after the date of the Company Balance Sheet, since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary course, consistent with past practice and there has not been (i) any event, occurrence, development or state of circumstances or facts that has had or is reasonably likely to have a material adverse effect on the Company, except for any such event, occurrence, development or state of facts or circumstances attributable to conditions affecting the paperboard or wallboard industries or the U.S. economy as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any granting by the Company or any of its subsidiaries to any director, officer or other employee of the Company or any of its subsidiaries of (x) any options or rights to acquire equity securities of the Company, (y) any increase in compensation, bonuses or other benefits, except the vesting of benefits and for normal awards, increases and other payments in the ordinary course of business consistent with past practice or as was required under employment agreements and Company Plans in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) severance or termination pay or increase thereof, (iv) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practice (it being agreed that the aggregate indebtedness for borrowed money of the Company and its subsidiaries at any time will be no more than $215 million), (v) any creation or other incurrence by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practice, (vi) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or the assets of the Company or any of its subsidiaries that has had or would reasonably be expected to have a material adverse effect on the Company, (vii) any material labor dispute involving the employees of the Company or any of its subsidiaries, (viii) any transaction or commitment made, or any contract or arrangement entered into, by the Company or any of its subsidiaries (including the acquisition or disposition of any assets) other than in the ordinary course of business consistent with past practice except for the disposition of certain assets of the Company as set forth on the Company Disclosure Schedule, or (ix) any amendment of any term of any outstanding security of the Company or any of its subsidiaries.

     (j)       Litigation.  There is no suit, action, investigation or
               ----------
               proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or before any foreign or domestic Governmental Entity that individually or in the aggregate would reasonably be expected to have a material adverse effect on the Company, nor is there any judgment, order or decree of any Governmental Entity outstanding against the Company or any of its subsidiaries having, or which would reasonably be expected to have, such a material adverse effect on the Company.

     (k)       Absence of Changes in Benefit Plans.  Except as disclosed in the
               -----------------------------------
               Company Disclosure Schedule, since the date of the Company Balance Sheet there has not been any adoption or amendment in any material respect (except as required by applicable law), or any agreement to adopt or amend in any material respect, by the Company or any of its subsidiaries of any collective bargaining agreement or employment contract or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former director, officer or employee of the Company or any of its subsidiaries (the "Company Plans"). Without limiting the foregoing, except as disclosed in the Company Disclosure Schedule, since the date of the Company Balance Sheet, there has not been any change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan (as defined in Section 3.1(l)) of the Company, or in the manner in which contributions to any Pension Plan of the Company are made or the basis on which such contributions are determined. Except as disclosed in the Company Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former director, officer or employee of the Company or any of its subsidiaries.

     (l)       ERISA Compliance.
               ----------------

               (i) The Company Disclosure Schedule contains a list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as a "Pension Plan"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (sometimes referred to herein as a "Welfare Plan"), each employment contract, stock option, stock purchase, deferred compensation plan or arrangement and each other employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company, any of its subsidiaries or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity") for the benefit of any current or former directors, officers, employees or independent contractors of the Company or any of its subsidiaries (collectively, "Company Benefit Plans"). The Company has delivered or made available to the Trust true, complete and correct copies of (w) each Company Benefit Plan, (x) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, and (z) each currently effective trust agreement, insurance or group annuity contract and each other funding or financing arrangement relating to any Company Benefit Plan.

               (ii) Except as disclosed on the Company Disclosure Schedule, (1)
                    each Company Benefit Plan has been administered in accordance with its terms and the Company, its subsidiaries and all the Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failure to so administer or any non-compliance that has not and, if continued, would not, individually or in the aggregate, have a material adverse effect on the Company, (2) there are no pending or, to the Company's knowledge, threatened, (A) investigations by any Governmental Entity, (B) termination proceedings or other claims (except routine claims for benefits payable under the Company Benefit Plans), (C) suits or (D) proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan, and (3) all reports, returns and similar documents with respect to the Company Benefit Plans required to be filed with any governmental agency or distributed to any Company Benefit Plan Participant have been duly, timely, and accurately filed or distributed.

               (iii) Except as described on Schedule 3.1(l) of the Company Disclosure Schedule, (1) all contributions to, and payments from, the Company Benefit Plans that may have been required to be made in accordance with the terms of the Company Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made, except for any such untimely payment that has not and, if continued, would not, individually or in the aggregate, have a material adverse effect on the Company, (2) there has been no application for waiver or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Pension Plan of the Company, (3) no Pension Plan of the Company has or had at any time during the current plan year an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code and (4) there is no liability under Title IV of ERISA with respect to any Company Benefit Plan (except for insurance premiums payable to the Pension Benefit Guaranty Corporation which are not yet due) that has not been satisfied as of the date hereof.

               (iv) Each Pension Plan of the Company that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan and related trust is qualified and exempt from U.S. Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked; and, to the knowledge of the Company, no such revocation has been threatened. No such Pension Plan has been amended since the effective date of its most recent determination letter in any respect that would adversely affect its qualification, materially increase its costs or require security under Section 307 of ERISA. Furthermore, each Pension Plan of the Company that is intended to be tax qualified has been timely and properly amended since each respective Pension Plan's effective date to comport with any changes in the Code, ERISA, or other applicable federal or state law which might otherwise effect such Pension Plan's tax qualified status. The Company has delivered or made available to the Trust a copy of the most recent determination letter received with respect to each Pension Plan of the Company.

               (v) Each Welfare Plan of the Company may be amended or terminated without material liability to the Surviving Corporation at any time after the Effective Time.

               (vi) Except as disclosed in Schedule 3.1(l) of the Company Disclosure Schedule, no director, independent contractor or employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan as a result of the transactions contemplated by this Agreement.

               (vii) Schedule 3.1(l) of the Company Disclosure Schedule contains a list of all Company Benefit Plans which provide for accelerated vesting or payment of any benefits as a result of a change in control.

     (m)       Taxes.
               -----

               (i) Each of the Company and its subsidiaries has filed all Federal and all material state and local Tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All Federal and all material state and local Tax returns and reports filed by the Company and each of its subsidiaries are complete and accurate in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) all Taxes shown as due on such returns and reports and all material Taxes otherwise due, and the Company Balance Sheet adequately provides for Taxes payable by the Company and its subsidiaries for taxable periods and portions thereof accrued through the date of such financial statements.

               (ii) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately provided for on the financial statements, and no requests for waivers of the time to assess any such Taxes have been granted or are pending. There is no audit, examination, deficiency or refund litigation pending with respect to Taxes and during the past three years no taxing authority has given written notice of the intent to commence any such examination, audit deficiency or refund litigation. None of the assets or properties of the Company or any of its subsidiaries is subject to any material Tax lien, other than any such liens for Taxes which are not due and payable, which may thereafter be paid without penalty or the validity of which are being contested in good faith by appropriate proceedings and for which adequate provisions are being maintained in accordance with generally accepted accounting principles ("Permitted Tax Liens").

               (iii) Schedule 3.1(m) of the Company Disclosure Schedule lists all federal, state, local, and foreign income Tax returns for which an extension to file has filed and for which the related Tax return has not been filed.

               (iv) None of the payments or benefits which may be triggered under any Company Benefit Plan or other agreement or arrangement by the Merger or the other transactions contemplated hereby (either alone or in combination with a second event following the Merger such as termination of employment) will not be deductible under Code (S)280G.

               (v) As used in this Agreement, "Taxes" shall include all Federal, state and local income, franchise, use, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, domestic or foreign, including any interest, penalties or additions with respect thereto.

     (n)       Inapplicability of DGCL Section 203 and Article THIRTEENTH of the
               -----------------------------------------------------------------
               Company Charter; Voting Requirements.  The Company's Board of
               ------------------------------------
               Directors (including, without limitation the requisite approval of "Continuing Directors" to the extent necessary under Article THIRTEENTH of the Company's Second Restated Certificate of Incorporation) has taken all actions necessary and appropriate to render the limitations on business combinations contained in
               Section 203 of the DGCL and the 66 2/3% voting provisions in Article THIRTEENTH of the Company's Second Restated Certificate of Incorporation inapplicable to this Agreement, the Stockholders Agreements and the consummation of the Merger and the other transactions contemplated hereby and thereby. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and the Stockholders Agreements.

     (o)       Rights Agreement.  The Rights Agreement has been amended as of
               ----------------
               the date hereof (the "Rights Amendment") to the extent necessary
               (i) to render the Rights Agreement inapplicable to this Agreement, the Stockholders Agreements, the Merger, and the other transactions contemplated by this Agreement and the Stockholders Agreements (ii) to ensure that (y) neither the Trust nor any of its subsidiaries (including Acquisition Sub) is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (z) a Stock Acquisition Date or Distribution Date (in each case as defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement or the Stockholders Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement and the Stockholders Agreements and (iii) to terminate the Rights Agreement effective as of the Effective Time.

     (p)       Brokers.  No broker, investment banker, financial advisor or
               -------
               other person, other than J.P. Morgan & Co., Incorporated (copies of whose engagement agreement have been provided to the Trust), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     (q)  Opinion of Financial Advisor; Board Findings and Recommendation.  The
          ---------------------------------------------------------------
          Company has received the opinion of J.P. Morgan & Co. Incorporated, dated as of the date of this Agreement, to the effect that, as of such date, the cash amount per Share specified in Section 2.1(c) to be paid in accordance with Article 2 is fair to the holders of the Company's Common Stock from a financial point of view. A copy of such opinion has heretofore been delivered to the Trust. The Company has been authorized by J. P. Morgan & Co. Incorporated to permit the inclusion of such opinion in its entirety in the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to J.
          P. Morgan & Co. Incorporated and its counsel. The Company's Board of Directors (i) has unanimously approved and adopted the Stockholders Agreements, this Agreement and the transactions contemplated hereby, including the Merger, and thereby, (ii) has unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the stockholders of the Company and (iii) unanimously recommends (subject to Section 4.2(b)) that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

     (r)  Compliance with Applicable Laws.  Each of the Company and its
          -------------------------------
          subsidiaries holds all Federal, state and local governmental approvals, authorizations, certificates, permits, filings, franchises, licenses, notices and rights, domestic or foreign ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and all such Permits are valid and in full force and effect, except where the failure to have, or the suppression or cancellation of, or the failure of any such Permits to be valid and in full force and effect individually or in the aggregate would not have a material adverse effect on the Company. The Company and each of its subsidiaries are in compliance with all applicable judgments, orders, decrees, statutes, laws, ordinances, rules and regulations of any Governmental Entity, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on the Company. As of the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending, or to the Company's knowledge threatened, other than those which individually or in the aggregate would not have a material adverse effect on the Company.

     (s)  No Default.  Neither the Company nor any of its subsidiaries is in
          ----------
          breach, default or violation (and no event has occurred, which, with notice or the lapse of time or both, would constitute a breach, default or violation) of any term, condition or provision of (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, except in the case of clauses (ii) and (iii) for breaches, defaults or violations

AGREEMENT AND PLAN OF MERGER - Page 18
          which individually or in the aggregate would not have a material adverse effect on the Company.

     (t)  Environmental Laws and Regulations.  Except as described in Schedule
          ----------------------------------
          3.1(t) of the Company Disclosure Schedule, the Company and each of its subsidiaries are in compliance with all applicable Federal, state and local laws and regulations (including common law) relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which, except for any such non-compliance as has not and, if continued, would not, individually or in the aggregate, have a material adverse effect on the Company. For purposes of the immediately preceding sentence, compliance with Environmental Laws includes, but is not limited to, the possession by the Company and each of its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws. The Company is in material compliance with the terms and conditions thereof. Except as described in
          Schedule 3.1(t) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received written notice of, or is the subject of any facts, circumstances or conditions that could reasonably be expected to result in, any actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or non-compliance with any Environmental Law ("Environmental Claims") that has had or, if continued, would have, individually or in the aggregate, a material adverse effect on the Company.

     (u)  Contracts; Indebtedness.  (a) Except as disclosed in Schedule 3.1(u)
          -----------------------
          of the Company Disclosure Schedule, there are no contracts, agreements that are material to the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole. All of such disclosed contracts are valid and legally binding obligations of the Company or its subsidiaries, as the case may be, and, to the knowledge of the Company, of each of the other parties thereto, and are enforceable in accordance with the terms thereof. No such contract contains any provision which prohibits or restricts, or provides that the other party thereto may terminate such contract in the event or by reason of, the Merger or the other transactions contemplated by this Agreement, or contains any other provision that would be altered or otherwise become applicable by reason of such transaction. The Company has provided true and correct copies of all such contracts to the Trust. Schedule 3.1(u) of the Company Disclosure Schedule sets forth (i) a list of each agreement, instruments and other obligation pursuant to which any indebtedness of the Company or any of its subsidiaries in a principal amount in excess of $1,000,000 is outstanding or may be incurred other than any that may be entered into after the date of this Agreement in compliance with Sections 4.1(a) and (ii) the respective principal amounts outstanding thereunder as of June 30, 2000.

     (v)  Intellectual Property.  The Company and its subsidiaries (i) own, or
          ---------------------
          are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade names, service marks, copyrights, know how and other proprietary

AGREEMENT AND PLAN OF MERGER - Page 19
          intellectual property rights and computer programs (collectively, "Intellectual Property Rights") that are material to the conduct of the business of the Company and its subsidiaries taken as a whole, and
          (ii) has taken such steps to preserve such Intellectual Property Rights as the Company has determined to be appropriate. Schedule 3.1(v) of the Company Disclosure Schedule sets forth a description of all Intellectual Property Rights that are material to the conduct of the business of the Company and its subsidiaries taken as a whole, and, to the Company's knowledge, all such Intellectual Property Rights are valid and enforceable. No claims are pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the intellectual property rights of any person, and the Company is not aware of any basis for any such claims. To the knowledge of the Company, no person is infringing the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right. None of the Company's Intellectual Property Rights are licensed to any third party. Except as disclosed in the Company Disclosure Schedule, no material Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree, or agreement restricting the use thereof by the Company or any of its subsidiaries or restricting the licensing thereof by the Company or any of its subsidiaries.

     (w)  Labor Matters.  Except as disclosed in Section 3.1(w) of the Company
          -------------
          Disclosure Schedule, neither the Company nor any of its subsidiaries is party to any collective bargaining agreement, memorandum of understanding, settlement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by the Company or any of its subsidiaries as an exclusive bargaining representative for employees of the Company or any of its subsidiaries. Except as disclosed in Section 3.1(w) of the Company Disclosure Schedule, to the Company's knowledge, there is no current union representation question involving employees of the Company or any of its subsidiaries, nor does the Company have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in Section 3.1(w) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has made any commitment that would require the application of the terms of any collective bargaining agreements entered into by the Company or any of its subsidiaries to the Trust, to any joint venture of the Trust, or to any subsidiary of the Trust.

               Except as disclosed in Section 3.1(w) of the Company Disclosure Schedule there is no material labor dispute, strike, picketing or work stoppage, or any lockout, involving employees of the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened against or involving the Company or any of its subsidiaries.

               Except as disclosed in Section 3.1(w) of the Company Disclosure Schedule, (i) there is no grievance, arbitration, unfair labor practice, investigation, employment discrimination or other labor or employment related charge, complaint or claim against the Company or any of its subsidiaries pending before

AGREEMENT AND PLAN OF MERGER - Page 20
          any court, arbitrator, mediator or governmental agency or tribunal, or, to the Company's knowledge, threatened, and (ii) there has been no adjudication by any court, arbitrator, mediator or governmental agency or tribunal that, in the case of either (i) or (ii), has or that would reasonably be expected to have a material adverse effect on the Company or otherwise limit or affect the business operations of the Company.

               To the knowledge of the Company, none of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any of its subsidiaries that has not been resolved, and there is no charge or complaint against the Company or any of its subsidiaries.

               As of the date of this Agreement, (i) the Company is in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining worker classification and the payment and withholding of taxes and other sums as required by the appropriate governmental authority and has withheld and paid to the appropriate governmental authority or is holding for payment not yet due to such governmental authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (ii) the Company has paid in full to all employees, or adequately accrued for in accordance with GAAP, consistently applied, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (iii) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any governmental authority with respect to any persons currently or formerly employed by the Company; (iv) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any governmental authority relating to employees or employment practices; and (v) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other governmental authority in any jurisdiction in which the Company has employees except in the case of clauses (i),
          (iii) and (v) above, where the same would not, individually or in the aggregate, have a material adverse effect on the Company.

     (x)  Assets Other than Real Property Interests.  The Company or a
          -----------------------------------------
          subsidiary of the Company has good and valid title to all material assets owned by them, in each case free and clear of all pledges, claims, charges, mortgages, liens, security interests or encumbrances of any kind except (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business if the underlying obligations are not overdue for a period of

AGREEMENT AND PLAN OF MERGER - Page 21
          more than 90 days, and liens for Taxes which are not yet due and payable, (ii) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the Balance Sheet and the existence of which is indicated in the notes thereto and
          (iii) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation or the marketability of the assets to which they relate in the business of the Company and its subsidiaries as presently conducted (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses (i), (ii) and (iii) above are hereinafter referred to collectively as "Permitted Liens").

               All the material tangible personal property of the Company and its subsidiaries has been maintained in all material respects in accordance with the past practice of the Company and its subsidiaries and generally accepted industry practice. Each item of material tangible personal property of the Company and its subsidiaries is in all material respects in good working order and is adequate and sufficient for the Company's intended purposes, ordinary wear and tear excepted.

               This Section 3.1(x) does not relate to real property or interests in real property, such items being the subject of Section 3.1(y).

     (y)  Title to Real Property.  Schedule 3.1(y) sets forth a complete list of
          ----------------------
          all real property owned in fee by the Company and its subsidiaries other than any real property disposed of after the date of this Agreement in compliance with Section 4.1(a) (individually, an "Owned Property"). Schedule 3.1(y) sets forth a complete list of all real property and interests in real property leased by the Company and its subsidiaries (other than any real property disposed of after the date of this Agreement in compliance with Section 4.1(a) (individually, a "Leased Property") and identifies any material leases relating thereto. The Company or a subsidiary has (i) good and marketable fee title to all Owned Property insurable at regular rates and (ii) good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Company Property" and, collectively, as "Company Properties"), in each case free and clear of all mortgages, liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) leases, subleases and similar agreements set forth in Schedule 3.1(y), (B) Permitted Liens, (C) easements, covenants, rights-of-way and other similar restrictions of record, (D) any conditions that would be shown by a current, accurate survey or physical inspection of any Company Property made prior to Closing and (E) (I) zoning, building and other similar restrictions,
          (II) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Company or any subsidiary thereof has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (C), (D) and (E),

AGREEMENT AND PLAN OF MERGER - Page 22
          individually or in the aggregate, materially impair the value or the continued use and operation of the property to which they relate in the business of the Company and its subsidiaries as presently conducted. No local zoning or similar land use or government regulations materially impairs the current use by the Company and its subsidiaries of the plants, offices and other facilities located on Company Property.

     (z)  Insurance.  The Company and its subsidiaries maintain policies of
          ---------
          directors' and officers' liability insurance, fire and casualty, liability and other forms of insurance (including self-insurance) in such amounts, with such deductibles and against such risks and losses as are reasonable for the operation of the business and ownership of assets of the Company and its subsidiaries. The insurance policies owned and maintained by the Company and its subsidiaries are listed in
          Schedule 3.1(z). All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the knowledge of the Company, the activities and operations of the Company and its subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. The coverages provided by such policies of insurance with respect to events occurring prior to the Effective Time will not be affected in any manner by, and will not terminate or lapse by reason of, any of the Merger or any other transaction contemplated by this Agreement.

     (aa) Transactions with Affiliates.  Except as set forth in Sections 3.1(k),
          ----------------------------
          3.1(l), 3.1(u) and 3.1(aa) of the Company Disclosure Schedule, there is no material agreement, contract or other arrangement between the Company or any subsidiary, on the one hand, and any officer, director or affiliate (other than the Company or a subsidiary), on the other hand. Officer, director or affiliate of the Company or any subsidiary (other than the Company or any subsidiary) has any material interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company or a subsidiary. No affiliate of the Company or any subsidiary (other than the Company or any subsidiary) has any direct or indirect ownership interest in any person in which the Company or a subsidiary has any direct or indirect ownership interest or with which the Company or a subsidiary competes or has a business relationship.

     (bb) State Takeover Statutes.  Except for Section 203 of the DGCL (which,
          -----------------------
          as described in Section 3.1(n), the Board of Directors of the Company has taken all actions to render the limitations on business combinations therein inapplicable to this Agreement, the Stockholders Agreements and the consummation of the Merger and the other transactions contemplated hereby and thereby), no other state takeover statute or similar statute or regulation applies or purports to apply

AGREEMENT AND PLAN OF MERGER - Page 23
             to this Agreement, the Stockholders Agreements, the Merger or the other transactions contemplated hereby or thereby.

Section 3.2  Representations and Warranties of the Trust.__
             -------------------------------------------

     Except as set forth with respect to an identified representation and warranty on the Disclosure Schedule delivered by the Trust to the Company upon the execution of this Agreement (the "Trust Disclosure Schedule"), the Trust represents and warrants to the Company as follows:

     (a)     Organization, Standing and Corporate Power.  The Trust is a
             ------------------------------------------
             statutory trust duly formed and validly existing under the laws of Connecticut and has the requisite power and authority to carry on its business as now being conducted. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Trust and Acquisition Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on the Trust.

     (b)     Authority; Noncontravention.  Each of the Trust and Acquisition Sub
             ----------------------------
             has all requisite trust or corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Trust and Acquisition Sub and the consummation by the Trust and Acquisition Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary trust or corporate action (as the case may be) on the part of such person. This Agreement has been duly executed and delivered by each of the Trust and Acquisition Sub and constitutes the legal, valid and binding obligation of such persons, enforceable against each such person in accordance with its terms. The execution, delivery and performance of this Agreement and the Stockholders Agreements do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement and the Stockholders Agreements by the Trust and Acquisition Sub will not, conflict with, or result in any violation of, breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) trust agreement of the Trust or the certificate of incorporation or by-laws of Acquisition Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Trust or Acquisition Sub or their respective

AGREEMENT AND PLAN OF MERGER - Page 24
             properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Trust or Acquisition Sub or their respective properties or assets, other than, in the case of clauses
             (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect on the Trust. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Trust or Acquisition Sub in connection with the execution, delivery and performance of this Agreement or the Stockholders Agreements by the Trust or Acquisition Sub or the consummation by the Trust and Acquisition Sub of the transactions contemplated by this Agreement or the Stockholders Agreements, except for (1) the filing of a premerger notification and report form by the Trust or Acquisition Sub under the HSR Act, to the extent required thereby; (2) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Trust is qualified to do business; and
             (3) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure to make or obtain which would not reasonably be expected to have a material adverse effect on the Trust.

     (c)     Information Supplied.  None of the information supplied or to be
             --------------------
             supplied by the Trust or Acquisition Sub in writing specifically for inclusion or incorporation by reference in any documents filed or to be filed with the SEC or any other governmental entity in connection with the transactions contemplated hereby, including the Proxy Statement will, at the respective times such document is filed, and also, in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of the Company's stockholders held to vote upon the approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (or necessary to correct any statement in any earlier communication).

     (d)     Brokers.  No broker, investment banker, financial advisor or other
             -------
             person, other than Salomon Smith Barney, the fees and expenses of which will be paid by the Trust, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Trust.

     (e)     Financing Commitment.  The Trust has received an executed letter,
             --------------------
             dated as of August 8, 2000 (the "Lender Letter"), from Cooperative Centrale Raiffeisen - Boeremleembank B.A., "Rabobank - Nederland", New York (the "Lender"), a true and correct copy of which has been furnished to the Company, indicating that the Lender, subject to obtaining internal credit approval, is confident that it can provide the funds necessary to fund in full the payment of the merger consideration payable by the Trust in accordance with
             Article 2. The Trust agrees that within 30 days after the execution of this Agreement it will furnish to the Company an executed commitment (the "Commitment") from the Lender or from another financial institution(s) reasonably acceptable to the Company in a form customary for a financial buyer under similar circumstances with respect to the

AGREEMENT AND PLAN OF MERGER - Page 25
             funds required by the Trust to consummate the transactions contemplated hereby, subject to customary conditions precedent for such a commitment, including, without limitation, the negotiation and execution of definitive documentation for such funding and final Lender approvals. Concurrently with the execution of this Agreement, the Trust has caused the Lender to issue an irrevocable direct draw letter of credit in the form attached hereto as Annex I (the "Letter of Credit"), pursuant to which the Company shall have the right, on the terms and subject to the conditions set forth therein, to draw in full to receive payment of $12,000,000 in accordance with Section 7.2(b).

     (f)     No Prior Activities of the Trust and Acquisition Sub.  Each of the
             ----------------------------------------------------
             Trust and Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE 4

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1  Conduct of Business.__
             -------------------

     (a)     Conduct of Business by the Company. Except as set forth in Section
             ----------------------------------
             4.1 of the Company Disclosure Schedule, and except with the written consent of the Trust, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, and ordinary course consistent with past practice and in compliance in material respects with all applicable laws and regulations and use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with those persons having business dealings with them. Except as set forth in Section 4.1 of the Company Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the written consent of the Trust:

             (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except for the redemption of the Rights (as defined in the Rights Agreement) as and in the manner provided for in the Rights Agreement);

AGREEMENT AND PLAN OF MERGER - Page 26

             (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of stock options outstanding on the date of this Agreement and in accordance with their present terms or in accordance with the present terms of the Stock Plans);

             (iii) amend its certificate of incorporation, by-laws, articles of incorporation, or other comparable organizational documents, as applicable;

             (iv) merge or consolidate with any other person or acquire any interest in material assets of any other person other than pursuant to existing contract or commitments which have been disclosed to the Trust on the Company Disclosure Schedule;

             (v) sell, lease, license, mortgage or otherwise encumber or subject to, or permit the creation or other incurrence of, any material Lien or otherwise dispose of any material properties or assets;

             (vi) (x) incur indebtedness for borrowed money, assume or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings or general corporate purpose borrowings under the Bank Credit Agreement, in either case incurred in the ordinary course of business in an aggregate amount not in excess of $115 million less outstanding borrowings under the Bank Credit Agreement, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect subsidiary of the Company or to officers and employees of the Company or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business and for computer loans to employees in the ordinary course of business pursuant to existing programs;

             (vii) make or agree to make any new capital expenditure or capital expenditures other than capital expenditures which (a) are the subject of contractually committed purchase orders as of the date hereof with the Company or any of its subsidiaries, or (b) individually are not in excess of $250,000 and in the aggregate are not in excess of $3,000,000, provided that at any time aggregate capital expenditures exceed $1,000,000 the Company shall give written notice to the Trust at least 14 days in advance prior to the commitment for any capital expenditures that individually will exceed $100,000, or (c) constitute reasonable expenditures not to exceed $80,000

AGREEMENT AND PLAN OF MERGER - Page 27
                     made by the Company or any of its subsidiaries in connection with any emergency or other force majeure events affecting the Company or any of its subsidiaries;

             (viii) make any Tax election or settle or compromise any material Tax liability or take any action with respect to the computation of Taxes or the preparation of Tax returns or reports that is inconsistent with past practice;

             (ix) pay, discharge, settle or satisfy material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities (x) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or (y) incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

             (x) (x) enter into or adopt any new Company Benefit Plan or amend (other than as required by applicable law) any Company Benefit Plan in any material respect, (y) increase the compensation or bonus opportunity of any officer or employee of the Company or its subsidiaries, except for increases in the ordinary course of business consistent with past practice and except for benefits required to be paid under Company Benefit Plans as in effect on the date of this Agreement, or (z) grant additional equity-based compensation to any officer or employee of the Company or its subsidiaries;

             (xi) enter into any contracts or agreements in the ordinary course of business requiring the payment, or receipt of payment, of consideration in excess of $300,000, or modify, amend or terminate any existing material contract that is material to the business of the Company and its subsidiaries, taken as a whole, other than (a) modifications, amendments or terminations in the ordinary course of business consistent with past practice, (b) contracts, agreements or purchase orders for capital expenditures permitted under this Section 4.1(a), and (c) contracts, agreements or purchase orders entered into in the ordinary course of business with customers and suppliers for the sale of the Company's or any of its subsidiary's products or the purchase of raw materials, supplies, fuel, utilities and other goods or services, used or consumed in the ordinary course of business.

             (xii) settle any material action, suit, investigation or proceeding other than any action, suit, investigation or proceeding which involves only the payment of damages in an immaterial amount and does not involve injunctive or other equitable relief;

AGREEMENT AND PLAN OF MERGER - Page 28

             (xiii) fail to maintain with financially responsible insurers insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses;

             (xiv) fail to maintain in full force and effect all material Permits that are required in connection with the conduct of the businesses of the Company and its subsidiaries or sell, transfer, license or otherwise dispose of any rights or interests under such Permits;

             (xv) make any change to its accounting methods, tax accounting or accounting principles or practices, except as may be required by GAAP; or

             (xvi) authorize, or commit or agree to take, any of the foregoing actions.

     (b)     Other Actions.  The Company and the Trust shall not, and shall not
             -------------
             permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article 6 not being satisfied.

     (c)     Advice of Changes.  The Company and the Trust shall promptly advise
             -----------------
             the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate (ii) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any change or event having, or which could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 6 to be satisfied; provided, however, that no such
                                                 --------  -------
             notification shall affect the representations, warranties, covenants, Disclosure Schedules or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (d)     DRIP; ESPP.  On the date of this Agreement, the Company shall cause
             ----------
             purchases of Company Common Stock under the Dividend Reinvestment Plan and its Employee Stock Purchase Plan to be suspended or terminated and to continue such suspension or termination while this Agreement is in effect. In connection with any such suspension or termination, the Company may return any unspent contributed funds to the contributing participants in such plans.

Section 4.2  No Solicitation.
             ---------------

     (a) From the date hereof until the Effective Time, the Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries

AGREEMENT AND PLAN OF MERGER - Page 29

             (the "Representatives") to, directly or indirectly through another person, (i) solicit or initiate (including by way of furnishing information), or take any other action designed and intended to facilitate or encourage, any inquiries or the making of any proposal that constitutes any Takeover Proposal (as defined below),
             (ii) participate or engage in any discussions or negotiations regarding any Takeover Proposal, or (iii) disclose any nonpublic information relating to the Company or any of its subsidiaries to any person; provided, however, that if, at any time prior to the
             --- ------
             approval and adoption of this Agreement by the holders of outstanding shares of Company Common Stock, the Board of Directors of the Company determines in good faith, (i) after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law and (ii) after consultation with the Company's financial advisors, that such Takeover Proposal, if consummated, would be a Superior Proposal (as defined below), then the Company may, in response to a bona fide written Takeover Proposal that was not solicited by it, and subject to compliance with Section 4.2(c),
             (x) furnish information with respect to the Company and its subsidiaries to any person submitting such Takeover Proposal (which person may also be a person who participated in discussions with the Company prior to the execution of this Agreement and with whom the Company ceased discussions in accordance with Section 4.2(e)), provided such information is furnished pursuant to an existing confidentiality agreement or a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, dated as of August 3, 2000, between the Company and Integrated Capital Associates, Inc., (including, without limitation, the standstill provisions thereof) and (y) participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its subsidiaries or 15% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, in all cases other than the transactions contemplated by this Agreement.

     (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall
             (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Trust, the approval or recommendation by such Board of Directors or such committee of this Agreement, the Stockholders Agreements, the Merger and the other transactions contemplated hereby or thereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or fee arrangement or other agreement (each, an "Acquisition Agreement") related to any Takeover Proposal.

AGREEMENT AND PLAN OF MERGER - Page 30

             Notwithstanding the foregoing, if prior to the approval and adoption of this Agreement by the holders of Company Common Stock, the Board of Directors of the Company receives an unsolicited Takeover Proposal which the Board of Directors determines in good faith (i) after consultation with the Company's financial advisors, constitutes a Superior Proposal, and (ii) after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (x) withdraw or modify its approval or recommendation of this Agreement, the Stockholders Agreements, the Merger or the transactions contemplated hereby or thereby, (y) approve or recommend such Superior Proposal or (z) terminate this Agreement and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal subject to payment of the Termination Fee prior to or concurrently with the termination hereof, but only (i) if the Company has complied with Section 4.2(a), (ii) if such action is taken at a time that is after the third business day following the Trust's receipt of written notice from the Company advising the Trust that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (iii) the Trust does not make prior to the lapse of such time period a definitive, binding offer which provides equal or greater value to the stockholders of the Company as the Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide written Takeover Proposal made by a third party on terms that the Board of Directors of the Company determines in its good faith judgment, after consultation with its financial advisors and after taking into account all the terms and conditions of such proposal, provides greater value to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which the Board of Directors of the Company has reasonably determined can be obtained by such third party.

     (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.2, the Company shall immediately (within 24 hours) advise the Trust of any Takeover Proposal or Superior Proposal, the material terms and conditions known to the Company of such Takeover Proposal or Superior Proposal, a copy of any offer or other written communications and the identity of the person making such request, Takeover Proposal or Superior Proposal. The Company shall keep the Trust fully informed of the status and details of any such request or proposal and the status of any discussions and negotiations in relation thereto.

     (d) Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be a breach of its fiduciary duties to the Company's stockholders under

AGREEMENT AND PLAN OF MERGER - Page 31
             applicable law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

     (e) Without the prior consent of the Trust, the Company shall not (i) except to the extent contemplated by this Agreement, amend or modify the Rights Agreement or redeem or terminate the Rights Agreement or (ii) modify or release any person from any confidentiality or standstill agreement to which the Company is a party if such action would have the purpose or effect of permitting or facilitating the submission of a Takeover Proposal by such person. Immediately upon the execution of this Agreement, the Company shall, and the Company shall cause its subsidiaries and Representatives to, cease and cause to be terminated all activities, discussions and negotiations, if any, with any person conducted prior to the date hereof with respect to, or seeking to obtain, any Takeover Proposal.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

             Section 5.1  Preparation of the Proxy Statement; Company
                          -------------------------------------------
     Stockholders Meeting. The Company, acting through its Board of Directors,
     --------------------
     shall, in accordance with applicable law, its Second Amended and Restated Certificate of Incorporation and its Bylaws:

     (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement, use its reasonable best efforts to have the Proxy Statement cleared by the SEC and thereafter mailed to the Company's stockholders at the earliest practical date. The Trust and its counsel shall be given the reasonable opportunity to review and comment upon the Proxy Statement (and any supplements thereto) prior to the time they are filed with the SEC. The Company shall provide the Trust and its counsel with a copy of any written comments or telephonic notification of any verbal comments that are received by the Company from the SEC or its staff with respect to the Proxy Statement and shall further provide the Trust and its counsel with a copy of any written response and telephonic notifications of any verbal responses by the Company. If at any time prior to the Closing Date any fact, event or development is discovered by the Company which is required under applicable law to be set forth in a supplement to the Proxy Statement, the Company shall prepare and file with the SEC any such supplement or amendment and shall disseminate the same to its stockholders in the manner required by applicable law.

     (b) As promptly as practicable following the date of this Agreement, subject to Section 4.2, the Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its

AGREEMENT AND PLAN OF MERGER - Page 32
             stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Subject to Section 4.2(b), the Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the consummation of the other transactions contemplated hereby and shall use its reasonable best efforts to obtain such approval by its stockholders.

     (c) The Trust shall vote, or cause to be voted, all of the Shares then owned by it, Acquisition Sub or any of its other subsidiaries in favor of the approval and adoption of this Agreement, the Merger and the transactions contemplated hereby.

Section 5.2  Access to Information; Confidentiality
             --------------------------------------

     From the date of this Agreement until the Closing Date, the Company shall, and shall cause each of its respective subsidiaries (i) to afford to the Trust and to its officers, employees, financial advisors, attorneys, accountants and other representatives and to any other person that the Trust or the Acquisition Sub has advised the Company is or may be interested in purchasing from the Surviving Corporation after the Merger any of the assets, facilities or operations of the Company, or any of its subsidiaries, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records,
(ii) instruct its counsel, financial advisors, auditors and other authorized representatives of the Company and its subsidiaries to cooperate with the Trust in its investigation of the Company and its subsidiaries, and (iii) to furnish promptly to the Trust (a) a copy of each report, schedule, form, statement and other document filed by it during such period pursuant to the requirements of U.S. Federal or state securities laws and (b) other information concerning its business, properties and personnel as such other party may reasonably request. The Trust will hold, and will cause its officers, employees, financial advisors, attorneys, accountants and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of that certain Confidentiality Agreement dated August 3, 2000 by and between Integrated Capital Associates, Inc. and the Company (the "Confidentiality Agreement").

Section 5.3  Reasonable Best Efforts.
             -----------------------

     Subject to Section 4.2(b), upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practical, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, such as those referred to in Sections 4.1(d)(1)-(4) and 4.2(b)(1)-(3)) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary waivers, consents or approvals from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this

AGREEMENT AND PLAN OF MERGER - Page 33

Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     Without limiting the generality of the foregoing, each of the Company and the Trust shall, to the extent required under the HSR Act, promptly file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") notification and report forms pursuant to the HSR Act relating to the merger and the other transactions contemplated in this Agreement. The Company and the Trust shall promptly respond to any request for additional information or documenting material by the FTC or Antitrust Division and shall cooperate with each other to effect the expiration of any waiting periods applicable thereto as promptly as practicable. The Company and the Trust shall each consult with the other and use their reasonable best efforts to coordinate any communications or filings with the FTC and the Antitrust Division.

     In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholders Agreements, the Merger or any of the other transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, the Stockholders Agreements, the Merger or any other transaction contemplated hereby or thereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreements may be consummated as promptly as practical on the terms contemplated herein and therein and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreements.

     In addition, the Trust undertakes and agrees to use its reasonable best efforts and to take all reasonable actions necessary to obtain the Commitment within the 30-day period specified in Section 3.2(e), to finalize the definitive documentation as promptly as practicable thereafter for the funding in full of the merger consideration that will become payable at the Effective Time and to cause the conditions to funding thereunder to be satisfied.

Section 5.4  Employee Matters
             ----------------

     (a) The Trust agrees that the Company shall honor in accordance with their respective terms and, on and after the Effective Time, the Trust shall cause the Surviving Corporation to honor all Company Benefit Plans and all other written employment, severance, termination and retirement agreements to which the Company is a party as of the Effective Time, and which are set forth on the Company Disclosure Schedule. Subject to the preceding sentence, the Trust agrees to cause the Surviving Corporation, after consummation of the Merger, to pay all amounts provided under such Company Benefit Plans and agreements in accordance with their respective terms and to honor, and to cause the Surviving Corporation to honor, all rights and privileges to or with respect to any such

AGREEMENT AND PLAN OF MERGER - Page 34

               Company Benefit Plans or agreements that are vested at the Effective Time or vested as a result of the Merger.

     (b) The Trust agrees that, for a period of no less than one year after the Effective Time, it shall, and shall cause the Surviving Corporation to, provide employee pension and welfare plans (other than stock options, restricted stock units and other equity-based or phantom equity-based awards) for the benefit of employees and former employees of the Company, that, in the aggregate, are not materially less favorable than the Pension Plans and Welfare Plans in effect immediately prior to the Effective Time. To the extent any benefit plan of the Trust (or any plan of the Surviving Corporation) shall be made applicable to any employee or former employee of the Company, the Trust shall, or shall cause the Surviving Corporation to, grant to employees and former employees of the Company credit for service with the Company prior to the Effective Time for the purposes of determining eligibility to participate and the employee's nonforfeitable interest in benefits thereunder. In addition, to the extent any benefit plan of the Trust (or any plan of the Surviving Corporation) that constitutes a "Welfare Plan," as defined in
               Section 4.1(l) hereof, shall be made applicable to any employee or former employee of the Company, the Trust shall, or shall cause the Surviving Corporation to, (i) waive all preexisting condition exclusions and waiting periods otherwise applicable to employees and former employees of the Company, except to the extent any such limitations or waiting periods in effect under comparable Welfare Plans have not been satisfied as of the date such plan is made so applicable and (ii) credit each employee and former employee of the Company for any co-payments and deductibles paid by such employee or former employee under comparable Welfare Plans during the current year. Nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any Company Benefit Plan or any other employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation or the Trust to continue (other than as required by its terms) any written employment contract.

Section 5.5    Rights Agreement.
               ----------------

     The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.1(o)) necessary (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to the execution of this Agreement and the Stockholders Agreements and the consummation of the Merger and the other transactions contemplated hereby and thereby.

Section 5.6    Continuance of Existing Indemnification Rights.
               ----------------------------------------------

     (a) For six years after the Effective Time, and during the pendency thereafter of any Claim (as defined below) asserted or made within such six year period, the Surviving Corporation shall indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer (an "Indemnified Person") of the

AGREEMENT AND PLAN OF MERGER - Page 35

          Company or any of its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim directly or indirectly is based on, or arises out of the fact that: such Indemnified Person is or was a director or officer of the Company or any of its subsidiaries, including any claim based in whole or in part on this Agreement or any of the transactions contemplated hereby, in each case, to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL, the Company's Second Restated Certificate of Incorporation and by-laws and any indemnification agreement to which the Company and an Indemnified Party are parties, including provisions relating to advancement of expenses incurred in the defense of any such Claim; provided, however, that the Surviving Corporation shall not be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Surviving Corporation or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section
          5.6 and provided, further, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section 5.6 upon learning of any such Claim shall notify the Company (or after the Effective Time, the Surviving Corporation), but the failure to so notify shall not relieve a party from any liability that it may have under this Section 5.6, except to the extent that such failure prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict or a potential conflict on any significant issue between the positions of any two or more Indemnified Parties. Without limiting the generality of the foregoing, if any Indemnified Person becomes involved in any Claim, after the Effective Time, then the Surviving Corporation shall periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to such Indemnified Person providing an undertaking to reimburse all amounts so advanced in the case of a final nonappealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified therefor.

     (b) The Trust and the Company agree that all rights to indemnification, to defense, and being held harmless (including rights to advancement of expenses), existing in favor of any Indemnified Person, as provided in the Company's Second Restated Certificate of Incorporation or by-laws and any indemnification agreement in effect at the date hereof, shall survive the Merger and shall continue in full force and effect, without any amendment thereto that would be adverse to

AGREEMENT AND PLAN OF MERGER - Page 36
               any Indemnified Person unless, as to any such Indemnified Person, such Indemnified person consents thereto. The obligations of the Surviving Corporation pursuant to Section 5.6(a) and this Section 5.6(B) shall be assigned in accordance with Section 8.10.

     (c) The Surviving Corporation shall maintain the Company's existing directors' and officers' liability insurance policy (the "D&O Insurance") for a period of not less than six years after the Effective Time; provided, however, that (i) upon the sale by the Surviving Corporation of all or substantially all of its assets to an unaffiliated person, which person provides a substitute policy of similar coverage and amounts containing terms no less advantageous to such former directors or officers than the D&O Insurance and agrees to maintain such coverage for a period of not less than six years after the Effective Time, the Surviving Corporation's obligation hereunder shall cease, (ii) the Company or such unaffiliated person, as the case may be, may substitute therefor policies of similar coverage and amounts containing terms no less advantageous to such former directors or officers and (iii) if the existing D&O Insurance expires or is canceled during such period, then the Surviving Corporation or such unaffiliated person, as the case may be, shall use its reasonable best efforts to obtain a directors' and officers' liability insurance policy substantially similar to the D&O Insurance; provided, further, that if the aggregate annual premiums for such insurance pursuant to this Section 5.6(c) at any time during such period shall exceed 100% of the per annum rate of premium paid by the Company and its subsidiaries as of the date hereof for such insurance, the Surviving Corporation shall provide only such coverage as shall then be available for such amount.

Section 5.7    Fees and Expenses.
               -----------------

     (a) Except as set forth in this Section 5.7, all fees and expenses incurred in connection with the Merger, this Agreement and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     (b) If this Agreement is terminated by (i) either the Trust or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii) and prior to the termination hereof a Takeover Proposal has been made by any person or any person publicly announces its intent to make a Takeover Proposal, unless, in the case of a termination by the Company, the failure to consummate the Merger is the result of a material breach of this Agreement by the Trust or Acquisition Sub or a material failure by the Trust or Acquisition Sub to fulfill any obligation under this Agreement, (ii) the Trust pursuant to
               Section 7.1(b)(iv), 7.1(d), 7.1(e) or 7.1(h), or (iii) the
               Company pursuant to Section 7.1(c), then the Company shall promptly pay the Trust a fee equal to $10,000,000 (the "Termination Fee"), which Termination Fee shall be payable by wire transfer of same day funds not later than the date of termination of this Agreement.

AGREEMENT AND PLAN OF MERGER - Page 37

Section 5.8    Public Announcements.
               --------------------

     The Trust and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, stock exchange requirements or court process. If either the Company or the Trust determines that a public announcement is required by applicable law, stock exchange requirement or court process, prior to making such announcement, it will consult and coordinate with the other party regarding the substance thereof. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed upon by the parties.

Section 5.9    Stockholder Litigation.
               ----------------------

     The Company shall give the Trust the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without the Trust's consent, which consent shall not be unreasonably withheld.

Section 5.10   Bank Credit Agreement and Indenture.
               -----------------------------------

     The Surviving Corporation shall honor, on and after the Effective Time, the obligations of the Company under the Bank Credit Agreement and the Indenture. The Trust acknowledges that (a) under the Bank Credit Agreement the change in beneficial ownership of the Company resulting from the Merger will constitute an Event of Default (as defined in the Bank Credit Agreement) and (b) for purposes of the Indenture, the Merger will constitute a Change of Control (as such term is defined in Section 3.17 of the Indenture). The Surviving Corporation shall, after consummation of the Merger, pay, as and when due, all amounts provided for under the Bank Credit Agreement and the Senior Subordinated Note Indenture in accordance with their respective terms (including by making a Change of Control Offer (as defined in Section 3.17 of the Indenture) under the Indenture, to the extent such offer is required by the Indenture).

Section 5.11   Amendment of Disclosure Schedules.
               ---------------------------------

     Each party agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Effective Time to supplement or amend promptly the Schedules to such party's Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such party's Disclosure Schedule. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article 6 have been fulfilled, the Schedules to a party's Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto, but if the Effective Time shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Effective Time shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

AGREEMENT AND PLAN OF MERGER - Page 38

                                   ARTICLE 6

                             CONDITIONS PRECEDENT

Section 6.1    Conditions to Each Party's Obligation To Effect the Merger.
               ----------------------------------------------------------

     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)       Stockholder Approvals. The Company Stockholder Approval shall
               ---------------------
               have been obtained to the extent required by the DGCL, the Company's Second Restated Certificate of Incorporation and the Company's by-laws.

     (b)       HSR Act.  The waiting period (and any extension thereof)
               -------
               applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c)       No Injunctions or Restraints.  No judgment, decree, statute, law,
               ----------------------------
               ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used all reasonable best efforts to prevent the enactment, promulgation, entry, issuance or enforcement of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered or issued.

Section 6.2    Conditions to Obligations of the Trust and Acquisition Sub.
               ----------------------------------------------------------

     The obligations of the Trust and Acquisition Sub to effect the Merger are further subject to satisfaction or waiver (by the Trust) on or prior to the Closing Date of the following conditions:

     (a)       Representations and Warranties.  The representations and
               ------------------------------
               warranties of the Company set forth in this Agreement shall be true and correct (without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date); provided, however, that this paragraph (a) shall be deemed satisfied so long as the failure of all such representations and warranties to be true and correct would, collectively, not result in a material adverse effect on the Company, and the Trust shall have received a certificate signed on behalf of the Company by its chief executive officer and chief financial officer to such effect.

     (b)       Performance of Obligations of the Company.  The Company shall
               -----------------------------------------
               have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Trust shall have received a

AGREEMENT AND PLAN OF MERGER - Page 39
               certificate signed on behalf of the Company by its chief executive officer and chief financial officer to such effect.

     (c)       No Litigation. There shall not be pending or threatened by any
               -------------
               Governmental Entity any suit, action or proceeding (i) challenging the acquisition by the Trust or Acquisition Sub of any shares of capital stock of the Company or the Surviving Corporation, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by the Trust or any of its subsidiaries of any material portion of the business or assets of the Company, or any of its subsidiaries, or to compel the Trust or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or any of its subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of the Trust to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company or the Surviving Corporation, or (iv) seeking to prohibit the Trust or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries. In addition there shall not be any judgment, order, decrees, statute, law, ordinance, rule or regulation, enacted, entered, promulgated or enforced that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) through (iv) of the immediately preceding sentence.

Section 6.3    Conditions to Obligation of the Company.
               ---------------------------------------

     The obligation of the Company to effect the Merger is further subject to satisfaction or waiver (by the Company) on or prior to the Closing Date of the following conditions:

     (a)       Representations and Warranties.  The representations and
               ------------------------------
               warranties of the Trust set forth in this Agreement shall be true and correct (without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date); provided, however, that this paragraph (a) shall be deemed satisfied so long as the failure of all such representations and warranties to be true and correct would, collectively, not result in a material adverse effect on the Trust, and the Company shall have received a certificate signed on behalf of the Trust by its trustee to such effect.

     (b)       Performance of Obligations of the Trust.  The Trust shall have
               ---------------------------------------
               performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Trust by its trustee to such effect.

     (c)       Commercial Production at Lawton Mill. On or before October 1,
               ------------------------------------
               2000, the Company or its subsidiary Republic Paperboard Company ("RPC") shall have delivered to James Hardie Gypsum, Inc. ("Hardie"), the "Commencement Notice"

AGREEMENT AND PLAN OF MERGER - Page 40

               (as such term is defined in Section 3(b) of the Paperboard Supply Agreement dated as of May 14, 1998, among RPC, the Company and Hardie (the "Hardie Contract")).

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

Section 7.1    Termination.
               -----------

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

     (a)       by mutual written consent of the Trust and the Company; or

     (b)       by either the Trust or the Company if:

               (i) the Merger shall not have been consummated on or before January 31, 2001, unless the failure to consummate the Merger is the result of a material breach of this Agreement or a material failure to fulfill any obligation under the Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 20 calendar days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling, injunction or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Company Stockholder Meeting;

               (ii) the Company Stockholder Meeting has been duly convened but the Company Stockholder Approval shall not have been obtained at such Company Stockholder Meeting (or any adjournment thereof);

               (iii) any Governmental Entity shall have issued an order, decree, ruling or injunction or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling, injunction or other action shall have become final and nonappealable;

               (iv) the other party breaches any covenant or other agreement contained in this Agreement that (A) would give rise to the failure of such party to satisfy any condition set forth in Section 6.2(a) or (b) or Section 6.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 45 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in breach in any material respect of any obligation, covenant or other agreement contained in this Agreement or in Material Breach of any representation or warranty contained in this Agreement); or

AGREEMENT AND PLAN OF MERGER - Page 41

     (c) by the Company in accordance with Section 4.2(b), provided that it has complied with all provisions thereof and that it complies with the requirements, if then applicable, of Section 5.7; or

     (d) by the Trust if (i) the Board of Directors of the Company or any committee thereof shall have failed to recommend, withdrawn, or modified in a manner adverse to the Trust, its approval or recommendation of this Agreement, the Merger and the other transactions contemplated hereby or approved or recommended any Superior Proposal, (ii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions or (iii) failed to affirm its recommendation of this Agreement, the Merger or the other transactions contemplated hereby within three Business Days of a request to do so by the Trust; or

     (e) by the Trust, if the Company shall have entered into, or publicly announced its intention to enter into, a definitive agreement or an agreement in principle with respect to a Takeover Proposal or a Superior Proposal; or

     (f) by the Company if (i) the Trust fails to deliver a copy of the Commitment to the Company during the 30-day period specified in
          Section 3.2(e) (provided that as of the time of such termination pursuant to this clause (f)(i) such failure is continuing); or (ii) as of the date of the Company Stockholder Meeting, (A) the Trust has not finalized the definitive loan agreements pursuant to which the Trust will obtain the funds for the payment in full of the merger consideration in accordance with Article 2 (and such loan documents are not finalized as of the time of such termination pursuant to this clause (f)(ii)), and (B) the Company is not then in breach of any of its obligations, covenants or agreements hereunder, which breach has had or, if continued, is likely to have a material adverse effect on the Company; or (iii) not later than 48 hours after the Company's stockholders have approved and adopted this Agreement, the Merger and the consummation of the other transactions contemplated hereby at the Company Stockholder Meeting, all conditions (other than consummation of the Closing) to the Trust obtaining the funds necessary to pay in full the merger consideration in accordance with Article 2 have not been satisfied, provided that as of the time of such termination (A) such conditions to obtaining the funds remain unsatisfied, (B) all of the conditions to Closing set forth in Sections 6.1 and 6.2 have been satisfied (and the officers of the Company specified in Section 6.2(a) and (b) are prepared to deliver the certificates required thereby) and
          (C) the Company is not then in breach of any of its obligations, covenants or agreements hereunder, which breach has had or, if continued, is likely to have a material adverse effect on the Company; or

     (g) by the Company if the Trust fails to close after the second business day after (1) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied (and the officers of the Company specified in Sections 6.2(a) and (b) are prepared to deliver the certificates required thereby), (2) the Company is not then in breach in any material respect of any of its obligations, covenants or agreements hereunder and (3) the Company gives 2 business days' prior written notice of its satisfaction

AGREEMENT OF PLAN MERGER - Page 42
               of all obligations under Sections 6.1 and 6.2 and the waiver by the Company of any obligations of the Trust not satisfied under
               Section 6.3; or

     (h) by the Trust if the Company fails to close after the second business day after (1) all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied (and the officers of the Trust specified in Sections 6.3(a) and (b) are prepared to deliver the certificates required thereby), (2) the Trust is not then in breach in any material respect of any of its obligations, covenants or agreements hereunder and (3) the Trust gives 2 business days' prior written notice of its satisfaction of all obligations under Sections 6.1 and 6.3 and the waiver by the Trust of any obligations of the Company not satisfied under
               Section 6.2; or

     (i) by the Trust at any time after October 1, 2000 if the "Commencement Notice" (as such term is defined in Section 3(b) of Hardie Contract) was not given in accordance with the Hardie Contract on or before October 1, 2000.

Section 7.2    Effect of Termination.
               ---------------------

     (a) Upon termination of this Agreement by either the Company or the Trust as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Trust, Acquisition Sub or the Company, other than the provisions of Section 3.1(p), Section 3.2(d), the last sentence of Section 5.2, Section 5.7, this
               Section 7.2 and Article 8.

     (b) The Trust and Acquisition Sub agree that if this Agreement is terminated by the Company in accordance with the terms of Section 7.1(b)(iv), Section 7.1(f) or Section 7.1(g), the Trust shall be obligated to pay to the Company $12,000,000 as liquidated damages, which payment (i) shall be funded by the Company drawing such amount under the Letter of Credit, (ii) shall constitute the exclusive remedy available to the Company at law or in equity in respect of any such termination by the Company or any breach of this Agreement by the Trust or Acquisition Sub, and (iii) shall constitute payment for all claims, damages, out-of-pocket expenses and fees arising out of or incurred by the Company in connection with this transaction. The Letter of Credit furnished to the Company by the Trust concurrently with the execution of this Agreement shall constitute the source for funding the $12,000,000 payment required from the Trust pursuant to this
               Section 7.2(b).

Section 7.3    Amendment.
               ---------

     This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment which by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

AGREEMENT AND PLAN OF MERGER - Page 43

Section 7.4    Extension; Waiver.
               -----------------

     At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE 8

                               GENERAL PROVISIONS

Section 8.1    Nonsurvival of Representations and Warranties.
               ---------------------------------------------

     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

Section 8.2    Notices.
               -------

     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)       if to the Trust or Acquisition Sub, to

                    Premier Construction Products Statutory Trust
                    c/o First Union National Bank, as trustee
                    10 State House Square
                    Hartford, CT 06103
                    Fax: (860) 247-1356
                    Attention: W. Jeffrey Kramer

AGREEMENT AND PLAN OF MERGER - Page 44
                    with a copy to:

                    Premier Construction Products Acquisition Corp. 220 Jackson Street
                    San Francisco, California 94111
                    Fax: 415-986-5511
                    Attention: General Counsel

                    and

                    Andrews & Kurth L.L.P.
                    4200 Chase Tower
                    Houston, Texas 77002
                    Fax:  (713) 220-4285
                    Attention: G. Michael O'Leary

                    if to the Company, to

                    Republic Group Incorporated
                    811 East 30th Avenue
                    Hutchinson, Kansas 67502
                    Fax: (316) 727-2727
                    Attention: Doyle R. Ramsey

                    with a copy to:

                    Locke Liddell & Sapp LLP
                    2200 Ross Avenue, Suite 2200
                    Dallas, Texas 75201
                    Attention: Bryan E. Bishop
                    Fax: 214-740-8800

Except as provided below, all such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if actually received prior to 5 p.m. in the place of receipt and such day is a business day in the place or receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Any notice given exclusively by registered or certified mail as provided above shall be deemed received on the fifth business day.

Section 8.3    Definitions.
               -----------

     For purposes of this Agreement:

     (a) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

AGREEMENT AND PLAN OF MERGER - Page 45

     (b) "Bank Credit Agreement" means that certain Credit Agreement dated as of July 15, 1998 among the Company, the banks party thereto, and Bank of America, N.A., as Administrative Agent, as amended;

     (c) "Filed SEC Documents" means SEC Documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended;

     (d) "Indenture" means that certain Indenture dated as of July 15, 1998 between the Company and UMB Bank, N.A., as Trustee;

     (e) "material adverse effect" means, when used in connection with a party to this Agreement, any change, effect, event or occurrence that (i) is or would reasonably be expected to be materially adverse to the assets, business, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole; (ii) impairs, or would reasonably be expected to impair, the ability of such party to perform its obligations under this Agreement in any material respect or (iii) prevents or materially delays, or would reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

     (f) "person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity;

     (g) "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body) is owned directly or indirectly by such first person;

     (h) "significant subsidiary" of any person means any subsidiary of such person that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC;

     (i)       "Takeover Proposal" has the meaning assigned thereto in Section
               4.2(a);

     (j) "Superior Proposal" has the meaning assigned thereto in Section 4.2(b); and

     (k)       "Taxes" has the meaning assigned thereto in Section 3.1(m)(iii).

Section 8.4    Interpretation.
               --------------

     When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are

AGREEMENT AND PLAN OF MERGER - Page 46
used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined herein. All monetary sums herein are in United States of America dollars. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

Section 8.5    Counterparts.
               ------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile transmission) to the other parties.

Section 8.6    Entire Agreement;  No Third-Party Beneficiaries.
               -----------------------------------------------

     This Agreement (including the documents and instruments referred to herein), the Stockholders Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior written or oral and all contemporaneous oral agreements and understandings, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article 2 and Section 5.6, are not intended to confer upon any person other than the parties any rights or remedies.

Section 8.7    Governing Law.
               -------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.8    Jurisdiction.
               ------------

     Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an

AGREEMENT AND PLAN OF MERGER - Page 47
inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.2 shall be deemed effective service of process on such party.

Section 8.9    Waiver of Jury Trial.
               --------------------

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.10   Assignment.
               ----------

     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by a party without the prior written consent of each other party, except that either the Trust or Acquisition Sub may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment will relieve the Trust or Acquisition Sub of its obligations hereunder. Notwithstanding the foregoing, the parties hereto agree that (i) the Surviving Corporation shall, and the Trust shall cause the Surviving Corporation to, assign the obligations of the Trust or the Surviving Corporation, as the case may be, under Sections 5.4 and 5.6 to any person who acquires all or substantially all of the assets of the Surviving Corporation, and the Surviving Corporation shall cause, and the Trust shall cause the Surviving Corporation to cause, such person to assume the obligations of the Surviving Corporation, and any such assignment and assumption shall relieve the Trust and Surviving Corporation of their obligations under Sections 5.4 and 5.6, or (ii) if the Surviving Corporation sells or otherwise disposes of substantially all of its assets in a manner or manners such that no person acquires all or substantially all of such assets, then the Surviving Corporation shall, and the Trust shall cause the Surviving Corporation to, make such provisions for the obligations of the Trust and the Surviving Corporation under Sections 5.4 and 5.6 as the Surviving Corporation and a majority of the persons presently serving as the Chief Executive Officer, Chief Financial Officer and Vice President-Finance (or, if any such person is unavailable due to illness or death, a majority of the specified persons then available) determine to be appropriate, and upon making such provisions the Trust and the Surviving shall be relieved of their obligations under Sections 5.4 and 5.6. Any assignment in violation of the first sentence of this Section 8.10 shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.11   Disclosure Schedules.
               --------------------

     Matters reflected on the Company Disclosure Schedule and the Trust Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected on the Company Disclosure Schedule or the Trust Disclosure Schedule,

AGREEMENT AND PLAN OF MERGER - Page 48
as the case may be. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

Section 8.12   Severability.
               ------------

     If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a mutually acceptable, suitable and equitable substitute provision to effect the original intent of the parties.

Section 8.13   Payments Constitute Liquidated Damages.
               --------------------------------------

     The parties agree that the dollar amounts provided in Sections 5.7(b) and 7.2(b) payable upon the occurrence of the events specified therein have been determined by negotiation and reflect their best estimate and judgement of the monetary value of the losses and damages to be incurred in connection with, and the time, effort, expense and cost of opportunity associated with, the transactions contemplated in this Agreement, and the parties agree to accept payment of such amount as liquidated damages in full and complete satisfaction of all claims and expenses arising from the occurrence of such events (including, but not limited to, claims for specific performance).

Section 8.14   Enforcement.
               -----------

     The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity.

AGREEMENT AND PLAN OF MERGER - Page 49

     IN WITNESS WHEREOF, the Trust, Acquisition Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   PREMIER CONSTRUCTION PRODUCTS
                                   STATUTORY TRUST

                                   By: First Union National Bank, as Trustee


                                        By: /s/ W. Jeffrey Kramer
                                            ---------------------------
                                                    W. Jeffrey Kramer
                                                      Vice President



                                   PREMIER CONSTRUCTION PRODUCTS
                                   ACQUISITION CORP.


                                   By: /s/ Douglas H. Wolf
                                       --------------------------------
                                               Douglas H. Wolf
                                                  President



                                   REPUBLIC GROUP INCORPORATED


                                   By: /s/ Phil Simpson
                                       --------------------------------
                                                 Phil Simpson
                                           Chairman, President and
                                           Chief Executive Officer

AGREEMENT AND PLAN OF MERGER - Page 50

                                     INDEX
                                      TO
                             DISCLOSURE SCHEDULES
                                      TO
            AGREEMENT AND PLAN OF MERGER AMONG PREMIER CONSTRUCTION
            PRODUCTS STATUTORY TRUST, PREMIER CONSTRUCTION PRODUCTS
               ACQUISITION CORP. AND REPUBLIC GROUP INCORPORATED


3.1(a)   Organization, Standing, and Corporate Power
3.1(b)   Subsidiaries
3.1(c)   Capital Structure
3.1(d)   Authority; Non-contravention
3.1(g)   Undisclosed Material Liabilities
3.1(i)   Absence of Certain Changes or Events
3.1(j)   Litigation
3.1(k)   Changes in Benefit Plans
3.1(l)   ERISA Compliance
3.1(m)   Taxes
3.1(r)   Licenses and Permits
3.1(s)   Default
3.1(t)   Environmental Laws and Regulations
3.1(u)   Agreements
3.1(v)   Intellectual Property
3.1(w)   Labor Matters
3.1(x)   Assets Other than Real Property Interests
3.1(y)   Real Property
3.1(z)   Insurance
3.1(aa)  Transaction with Affiliates
4.1      Conduct of Business